Exhibit 99.2
PIPER JAFFRAY COMPANIES APRIL 11, 2006

CAUTION REGARDING FORWARD-LOOKING STATEMENTS Statements contained in this presentation that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including the following: (1) the transaction described in this presentation may not be completed, or completed within the expected timeframe; (2) unforeseen difficulties associated with the transaction, including business disruption and loss of personnel, could delay completion of the transaction and/or cause it to be more expensive than anticipated and adversely affect our results of operations and financial condition; (3) the expected benefits of the transaction, including the growth of our Capital Markets business, increased profitability and shareholder returns, may take longer than anticipated to achieve and may not be achieved in their entirety or at all; (4) strategies with respect to the redeployment of transaction proceeds may take longer than anticipated to be realized or may not be achieved in their entirety or at all; (5) following consummation of the transaction we may be subject to increased competitive pressures and experience increased volatility in our financial results; and (6) other factors identified under "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2005, and updated in our subsequent reports filed with the SEC. These reports are available at our Web site at www.piperjaffray.com and at the SEC Web site at www.sec.gov. Forward-looking statements speak only as of the date they are made, and Piper Jaffray undertakes no obligation to update them in light of new information or future events.

TRANSACTION RATIONALE Industry migration to primary advisor model requires meaningful scale and significant investment Breadth of products / services Training and professional development Technology and other infrastructure Provide both PCS and Capital Markets with the necessary resources to achieve sustainable, competitive performance Valuable financial advisor franchise Enhanced client benefits from broader UBS platform Enhances shareholder value 100% company focus on building the leading middle-market investment bank Ability to leverage strong positions of industry leadership and client relationships Accelerates opportunity to shift resources into higher margin / ROE activities Provides capital to fund growth Winning platform attracts / retains critical talent Divestiture Rationale Opportunity

TRANSACTION OVERVIEW Entered into a definitive agreement with UBS to sell 100% of the Private Client Services branch network Transaction structured as an asset sale Consideration: $500 million in cash for the branch network plus potential for additional cash consideration of up to $75 million dependent on post-closing performance In addition, approximately $300 million in cash for the net assets of the branch network; final cash consideration depends on net assets at time of close Sale results in after-tax proceeds of approximately $510 million and an after- tax book gain of approximately $170 million, net of approximately $55-$60mm (pre-tax) restructuring charges Expected to close early in the third quarter; some transition services may be provided after the close Subject to customary regulatory approvals

OVERVIEW OF TRANSACTION STRUCTURE Transaction Head of branches & regional directors Branch managers Financial advisors Sales assistants and other branch- based personnel Customer accounts Branch office facilities Leases Furniture/equipment, including computer hardware Corporate support Finance HR Legal/compliance Operations Real Estate Technology Total charge of $55-$60mm, pre-tax Restructuring Acquired by UBS Branch Network Corporate Support

Global Asset Management Investment Bank Global Wealth Management & Business Banking WM Int. & CH WM US Corporate Centre Business Areas Business Groups UBS Group World's largest wealth manager and Swiss retail banking business Leading institutional asset manager and mutual fund provider Global client-driven securities, investment banking and private equity Co-ordination of activities of Business Groups Profile: 69,500 employees in 1,500 offices in 50 countries UBS is a highly integrated, truly global organization focusing on Wealth Management and Investment Banking ABOUT UBS Business Banking

BUILDING THE LEADING MIDDLE MARKET INVESTMENT BANK Leadership Positions-2005 2002 2003 2004 2005 Dollars 179.3 198.2 227.7 243.3 11% CAGR I-Banking Revenues Sustained market leadership creates a solid platform to increase product offerings and industry verticals Significant investment opportunities exist to enhance current activities and enter new businesses

GROWTH PATH

	2002 -2005 Actions	Growth Initiatives
Products	■ Created High Yield and Structured Products group (05) ■ Added PIPES / Registered Direct capability (05) ■ Acquired APT capability (04) ■ Added loan participations (04) ■ Added municipal derivatives (03) ■ Added convertible debt capability (02)	■ Add credit products ■ Expand High Yield and Structured Products group ■ Add restructuring advisory business ■ Expand loan participation business ■ Add municipal finance real estate restructuring
Industries	■ Expanded sub-sectors within focus industries (02-05) — Specialty insurance — Alternative energy — Specialty retailing — Business services ■ Added hospitality focus to public finance (02) ■ Strengthened teams through additional hires (02-05)	■ Expand financial institutions team ■ Continue to expand industry sectors
Geography	■ Added 14-member London healthcare team (05) ■ Opened Boston equity sales and trading office (05) ■ Launched marketing presence in China (03) ■ Built out New York office (02)	■ Expand UK and European presence ■ Expand Asian presence ■ Increase scale and geographic reach of public finance

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Guides for the Journey® | Piper Jaffray

INVEST FOR GROWTH Redeployment Strategies ($150 million) Enhance Current Business Expand investment banking platform New sub-sectors New geography Increase balance-sheet oriented activities Deliver broader array of products Assess Opportunities to Enter New Businesses Credit products Asset management Capital to Redeploy After-Tax Proceeds of $510 million Recapitalization ($360 million) Repay $180 mm of subordinated debt Repurchase $180 mm of common shares Accelerated basis Open market All amounts are approximations.

Financial Advisory Underwriting Sales & Trading 0.15 0.31 0.54 Financial Advisory Underwriting Sales & Trading 0.23 0.33 0.44 REVENUE MIX TREND Percentages exclude Corporate Support and Other segment 2003 (Ex PCS) 2004 (Ex PCS) 2005 (Ex PCS) Financial Advisory Underwriting Sales & Trading 0.18 0.35 0.47

PRO FORMA INCOME STATEMENT - 2005 ($ and shares in millions) 1 Assumes share repurchases at average daily closing price of PJC stock for 2005 1

PRO FORMA BALANCE SHEET - 2005 ($ and shares in millions) Pro Forma Balance Sheet assumes conclusion of Transition Services Agreement with UBS

SELECTED PRO FORMA FINANCIAL METRICS Pre-Tax Margin 7.9% 11.8% Full Diluted EPS $2.10 $2.41 TCE/TA 21.4% 37.4% Debt/Capital 19.3% 0.0% ROATCE 9.7% 6.8% 2005 as Reported Pro Forma

2005 PEER COMPARISON Pre-Tax Margin ROATCE PJ PJ-Divest TWPG Cowen JEF 0.079 0.118 -0.019 0.068 0.223 Piper Jaffray adjusted to exclude PCS Piper Jaffray 2005 numbers include an $8.6 million restructuring charge Cowen excludes litigation costs, at a tax rate of 35% where applicable. ROATCE PJ PJ-Divest TWPG Cowen JEF 0.097 0.068 N.M. 0.052 0.16 N.M.

TRANSFORMING FOR THE NEXT PHASE OF GROWTH Leading middle-market investment bank Leverage leadership positions in investment banking Diversify revenue streams Positioned for growth and improved profitability with enhanced shareholder returns